UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 17, 2021

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As described in Item 5.07 below, on June 17, 2021, at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Ambarella, Inc. (the “Company”), the Company’s shareholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan replaces the 2012 Equity Incentive Plan. The 2021 Plan had been previously approved, subject to shareholder approval at the Annual Meeting, by the Board of Directors (the “Board”) of the Company.

A summary of the 2021 Plan is set forth in “Proposal No. 5-Approval of the Ambarella, Inc. 2021 Equity Incentive Plan” on pages 54 to 65 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021. That summary and the foregoing description of the 2021 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the 2021 Plan, which is filed to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2021, the Company held its 2021 Annual Meeting of Shareholders. Of the 36,263,104 ordinary shares outstanding as of April 16, 2021, the record date for the meeting, 30,999,242 ordinary shares were represented at the meeting in person or by proxy, constituting approximately 85.5% of the outstanding ordinary shares entitled to vote. The matters voted upon at the meeting and the voting results with respect to each such matter are set forth below:

(i)	Election of three Class III directors for a term of three years expiring in 2024:

Name	For	Withheld
Hsiao-Wuen Hon	26,502,132	256,136
Christopher B. Paisley	26,368,923	389,345
Andrew W. Verhalen	24,502,069	2,256,199

There were 4,240,974 broker non-votes with respect to the election of each of the directors listed above.

(ii)	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022:

For: 30,866,390	Against: 117,536	Abstentions: 15,316

(iii)	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For: 24,983,401	Against: 1,710,582	Abstentions: 64,285

There were 4,240,974 broker non-votes with respect to this proposal.

(iv)	Approval, on an advisory basis, of the frequency of future votes on the compensation of the Company’s named executive officers:

1 Year: 25,183,125	2 Years: 825,768	3 Years: 709,669	Abstentions: 39,706

There were 4,240,974 broker non-votes with respect to this proposal.

A majority of the votes cast by the shareholders voted, on an advisory basis, to hold an annual advisory vote to approve the compensation of the Company’s named executive officers, which was consistent with the recommendation of the Board included in the Company’s proxy statement. As a result, the Board has decided that the Company will include an advisory vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers, which is expected to occur no later than the Company’s Annual Meeting of Shareholders in 2027.

(v)	Approval of the Company’s 2021 Equity Incentive Plan:

For: 14,609,209	Against: 12,029,693	Abstentions: 119,366

There were 4,240,974 broker non-votes with respect to this proposal.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Ambarella, Inc. 2021 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2021	Ambarella, Inc.

/s/ Kevin C. Eichler
Kevin C. Eichler Chief Financial Officer